SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

August 15, 2007

Date of Report (date of earliest event reported) COGNIGEN NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-11730	84-1089377
(State or other jurisdiction	(Commission File No.)	I.R.S. Employer
of incorporation)		(Identification No.)

6405 218th Street, SW, Suite 305, Mountlake Terrace, Washington (Address of principal executive offices)	98403 (Zip Code)

(425) 329-2300 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 15, 2007, BayHill Capital, LC (“BayHill”) and Cognigen Networks, Inc (“Cognigen”) entered into a letter agreement (the “Letter Agreement”) for the purpose of modifying the proposed business arrangement described in a Letter of Intent (“Letter of Intent”) entered into on June 15, 2007 between Cognigen and BayHill. Under the Letter Agreement, Cognigen and BayHill agreed to suspend their negotiations with respect to a proposed stock purchase agreement and, in lieu thereof, pursue discussion of a proposal whereby BayHill would make a series of staged investments in Cognigen as described below. The Letter Agreement also contemplates that Cognigen would create an Operating Committee comprised of Gary L. Cook, Cognigen’s Chief Financial Officer and Acting President, George Rebensdorf, a director of Cognigen, and Robert K. Bench and Todd Esplin, each of whom is a member of the man ager of BayHill, to oversee the operations of Cognigen during the period of discussions regarding the transactions contemplated by the Letter Agreement. This Operating Committee, among other duties, has commenced efforts to prepare and present to the Cognigen Board of Directors a short-term transition and structure plan addressing Cognigen’s current financial condition, capital funding requirements and operating strategy (the “Plan”).

If the Plan is approved by the Cognigen Board of Directors, Cognigen anticipates that Cognigen and BayHill will immediately commence negotiation of the following anticipated components of the Plan: (i) BayHill would convert $250,000 of short-term Cognigen notes into shares of Cognigen capital stock at a price per share equal to the lower of $0.05 or 80% of the market value, as defined in the Letter of Intent, resulting in Cognigen’s anticipated issuance to BayHill of 5,000,000 shares of Cognigen common stock;; (ii) BayHill and associated parties would loan to Cognigen up to an additional $240,000 during the months of August, September and October, 2007 in the form of short-term convertible notes, on substantially the same terms as the short-term convertible notes presently held by BayHill; (iii) Cognigen would expand its Board of Directors from five to six individuals, adding a new director designated by BayHill and, foll owing the resignation of two existing Cognigen directors to be identified by the Cognigen Board of Directors, the four remaining directors would appoint two additional directors to be designated by BayHill to fill the resulting vacancies, with an individual designated by BayHill to serve as Chairman of Cognigen’s Board of Directors; (iv) the Operating Committee would seek to raise additional equity capital of up to $1,000,000, through BayHill and other parties, of which BayHill and associates have committed to not less than 50% ; and (v) between the date of the Letter Agreement and October 31, 2007, the Cognigen Board of Directors would be receptive to an anticipated offer from certain existing Cognigen shareholders represented by Peter Tilyou (the “Shareholder Group”) to purchase Cognigen’s existing agent/internet business and/or Cognigen’s wholly-owned subsidiary, Cognigen Business Systems, Inc., and to grant to the Shareholder Group a right of first refusal to purchase either busi ness if Cognigen decides to divest itself of either business by June 30, 2008.

The foregoing summary of the transactions described in the Letter Agreement is qualified in its entirety by reference to the Letter Agreement. The principal operative terms of the Letter Agreement remain subject to the negotiation and execution of binding documentation. There can be no assurance that Cognigen’s board of Directors will approve the Plan, that Cognigen and BayHill will be successful in their efforts to negotiate and execute definitive documentation implementing the anticipated terms of the Plan or that, if definitive documentation can be executed between Cognigen and BayHill, it will contain terms and conditions that are consistent with the provisions of the Letter Agreement.

BayHill is affiliated with BayHill Group, LC, a Utah limited liability company (“BayHill Group”). BayHill Group currently owns 169,732 shares of Cognigen’s issued and outstanding common stock. BayHill Group has previously served as a consultant to Cognigen.

    Forward-Looking Statements

In addition to historical information, this Report and the exhibit attached hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated terms and conditions of a series of transactions which Cognigen has only recently commenced negotiating, which are subject to unfulfilled conditions and which may never be consummated. Such statements encompass Cognigen’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this Report and the exhibits attached hereto are made as of the date hereof and are based on information available to Cognigen as of such date. Cognigen assumes no obligation and does not intend to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: the ability of Cognigen and BayHill to reach agreement on the terms and conditions of the proposed transactions, due diligence examinations to be conducted by BayHill in connection with the anticipated negotiations, the willingness of third parties, whose actions are beyond the control of Cognigen or BayHill, to facilitate the proposed transactions, various regulatory filings and potential regulatory scrutiny, Cognigen’s failure to accurately forecast the response of Cognigen’s principal shareholders to the proposed transactions and the willingness of those shareholders to participate in the proposed transactions; and the challenges of competing successfully in a highly-competitive and rapidly-changing industry. Other factors that may c ause actual results to vary from Cognigen’s expectations include developments associated with fluctuations in the economy and the demand for Cognigen’s products and services; Cognigen’s limited financial resources (even if the proposed transactions are consummated); Cognigen’s ability to obtain capital necessary to pursue its proposed plan of operations; variations in market and economic conditions; the degree and nature of competition; the ability of Cognigen to expand its product and service offerings to new and existing markets; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from Cognigen’s current expectations are contained in Cognigen’s filings with the Securities and Exchange Commission, including the risk factors set forth in Cognigen’s most recently filed Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB. All forward-looking statements are qualified in their entirety by this cautionary statement. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 News Release dated August 21, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 21, 2007                                                                           COGNIGEN NETWORKS, INC.

                                                                                                                     /s/ Gary L. Cook
                                                                                                                     Gary L. Cook
                                                                                                                     Acting President

EXHIBIT INDEX

Exhibit 99.1 News Release dated August 21, 2007